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                      AMENDMENT NO. 3 TO SERVICE AGREEMENT

                                     BETWEEN

                            INTEGRAMED AMERICA, INC.

                                       AND

         NORTHWEST CENTER FOR INFERTILITY AND REPRODUCTIVE ENDOCRINOLOGY


         THIS AMENDMENT NO. 3 TO SERVICE AGREEMENT ("Amendment No. 3"), is dated January 1, 2003 by and between IntegraMed America, Inc., a Delaware corporation with its principal place of business at Two Manhattanville Road, Purchase, New York 10577 ("IntegraMed") and Northwest Center for Infertility and Reproductive Endocrinology, a Florida partnership of professional associations, with its principal place of business at 2825 North State Road 7, Suite 302, Margate, Florida 33063 ("NCIRE").

                                    RECITALS:

         IntegraMed and NCIRE entered into a Service Agreement dated April 26, 2002, as amended by Amendment No.1 dated June 14, 2002 and Amendment No. 2 dated November 1, 2002 (collectively, the "Service Agreement"); and

         IntegraMed and NCIRE wish to amend further the Service Agreement, in pertinent part, in light of IntegraMed employing certain personnel as of January 1, 2003.

         NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and as contained in the Service Agreement, IntegraMed and NCIRE agree as follows:

         1. Section 3.3 of the Service Agreement is hereby deleted in its entirety and the following is substituted therefor:

         "3.3.1 EXECUTIVE DIRECTOR. IntegraMed will hire an Executive Director, subject to the approval of the Joint Practice Management Board, to manage and administer all of the day-to-day business functions of the Facilities. The Executive Director, subject to the terms of this Agreement, shall implement the policies agreed upon by the Joint Practice Management Board and will perform the administrative duties assigned by IntegraMed.

         3.3.2 PERSONNEL. IntegraMed shall provide all Other Employees, who shall include non-professional support personnel and administrative personnel, clerical, secretarial, bookkeeping, billing and collection personnel reasonably necessary for the operation of NCIRE at the Facilities. Such personnel shall be under the direction, supervision and control of IntegraMed. IntegraMed's obligations to utilize non-professional personnel shall be governed by the overriding principle and goal of facilitating the NCIRE's provision of high quality medical care and laboratory services. IntegraMed shall make every effort, consistent with sound business practices, to honor the specific requests of NCIRE with regard to the assignment of IntegraMed's employees, including the Executive Director."

         2. All other provisions of the Service Agreement, as amended, not in conflict with this Amendment No. 2 remain in full force and effect.

         IN WITNESS WHEREOF, the parties have signed this Amendment No. 2 the date first above written.


INTEGRAMED AMERICA, INC.



By:  /s/ Gerardo Canet
     ----------------------------------
         Gerardo Canet, President & CEO



NORTHWEST CENTER FOR INFERTILITY AND REPRODUCTIVE ENDOCRINOLOGY

By:      WAYNE S. MAXSON, M.D., P.A., a general partner


By:  /s/Wayne S. Maxon
     -----------------------------------
        Wayne S. Maxson, M.D., President